UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 18, 2004

Honda Auto Receivables 2001-3 Owner Trust
(Exact name of registrant specified in its charter)

Delaware	333-92827	33-0981800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)
American Honda Receivables Corp. 20800 Madrona Avenue Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 972-2511

Item 5. Other Events

     On June 18, 2004, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement, dated as of October 1, 2001 (the "Agreement"), between American Honda Receivable Corp., as Seller, American Honda Finance Corporation, as Servicer, Honda Auto Receivables 2001-3 Owner Trust, a Delaware business trust, as Issuer, Citibank, N.A., as Owner Trustee (the "Owner Trustee"), Bankers Trust Company, as Indenture Trustee (the "Indenture Trustee") and First Union Trust Company, National Association as Delaware Trustee (the "Delaware Trustee") were distributed to holders ("Noteholders") of notes representing undivided fractional interests in Honda Auto Receivables 2001-3 Owner Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Indenture Trustee for the benefit of the Noteholders and, as such, was distributed by the Indenture Trustee to the Noteholders. A copy of the Servicer's Certificate is being filed as Exhibit 20 to this Current Report on Form 8-K.

Item 7 (c). Exhibits 20

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Honda Auto Receivables 2001-3 Owner Trust
By: American Honda Finance Corporation, as Servicer

By: /s/ John I. Weisickle
John I. Weisickle
Vice President, Assistant Secretary